Page 11 of 29 Pages





                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT (this "Agreement") dated as of October 15, 1999 among the persons and entities listed on Schedule 1 hereto (each, a "Holder" and, collectively, the "Holders"), El Paso Energy Corporation, a Delaware corporation ("Parent"), and El Paso Energy Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"). Parent, Sub and Crystal Gas Storage, Inc., a Louisiana corporation (the "Company"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement" which term for purposes of this Agreement shall not include any amendment or waiver of any provision of the Merger Agreement that would have any adverse effect on a Holder without the prior consent of such Holder) on the date of this Agreement providing for the merger of the Company and Sub (as contemplated by the terms of the Merger Agreement, the "Merger").

         Each Holder has the right to vote the number of shares of common stock, par value $.01 per share, ("Company Common Stock"), or other securities (the "Voting Securities"), listed opposite the name of such Holder on Schedule 1. Parent and Sub have required, as a condition to entering into the Merger Agreement, that the Holders enter into this Agreement. The Holders believe that it is in the best interest of the Company and its stockholders to induce Parent and Sub to enter into the Merger Agreement and, therefore, the Holders are willing to enter into this Agreement.

         Accordingly, in consideration of the mutual covenants and agreements set forth herein and such other valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Voting of Equity Securities.
                  ---------------------------

                           (a) Each Holder hereby  agrees that,  during the time
                  this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, he shall (or shall cause the stockholder of record, if the Holder is the beneficial owner but not the stockholder of record of Voting Securities) at the written direction of the Parent (x) vote all Voting Securities of such Holder in favor of the Merger; (y) not vote any Voting Securities in favor of any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (z) vote all Voting Securities of such Holder against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any takeover proposal (other than the Merger) involving the Company or any of its subsidiaries; (ii) any


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                                                             Page 12 of 29 pages

                  change in the management or board of directors of the Company, except as otherwise agreed to in writing by Sub; (iii) any material change in the present capitalization or dividend policy of the Company; or (iv) any other material change in the Company's corporate structure or business.

                           (b) Without limiting the generality of the foregoing,
                  each Holder hereby irrevocably appoints designees of Sub, the attorneys, agents and proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote the Voting Securities in favor of the Merger and other transactions contemplated by the Merger Agreement, against any transaction in clause (z) of
                  Section 1(a), and otherwise as contemplated by Section 1(a), including the execution of written consents, with respect to all Voting Securities of the Company which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or in respect of which the undersigned is or may be entitled to act by written consent. This proxy is coupled with an interest and, except as provided below, shall be irrevocable and binding on any successor in interest of the undersigned. This proxy shall operate to revoke any prior proxy as to Voting Securities heretofore granted by the Holder. Such proxy shall terminate upon the termination of this Agreement at the Expiration Date.

         2.       Term.
                  -----

                         This  Agreement  shall  terminate  and  expire  on  the
                  earliest of (1) the Effective Time of the Merger (as defined in the Merger Agreement), (2) the time of termination of the Merger Agreement pursuant to Section 7.1 thereof, (3) March 31, 2000 or (4) upon the amendment or waiver of any provision of the Merger Agreement that would have any adverse effect on Holder (such earliest date and time being referred to in this Agreement as the "Expiration Date").

         3.       Covenants of the Holders.
                  -------------------------

                           (a) During the period from the date of this Agreement
                  until the Expiration Date, except in accordance with the provisions of this Agreement, each Holder severally and not jointly agrees that he will not:

                                    (i)  sell,  sell  short,  transfer,  pledge,
                           hypothecate, assign or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, assignment or other disposition of, any Voting Securities;






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                                                             Page 13 of 29 Pages


                                    (ii)  deposit any Voting  Securities  into a
                           voting trust, or grant any proxies or enter into a voting agreement with respect to any Voting Securities; or

                                    (iii)   initiate,   solicit   or   knowingly
                           encourage, directly or indirectly, any inquiries or the making or implementation of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal (as defined in the Merger Agreement) or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a takeover proposal, or agree to or endorse any takeover proposal.

                           (b) Any  additional  shares of Company  Common Stock,
                  warrants, options or other securities or rights exercisable for, exchangeable for or convertible into shares of Company Common Stock (collectively, "Equity Securities") acquired by any Holder will become subject to this Agreement and, to the extent entitled and permitted to vote with respect to the matters contemplated in Section 1(a), shall, for all purposes of this Agreement, be considered Voting Securities.

         4.       Representations  and  Warranties  of each Holder.  Each Holder
                  ------------------------------------------------
severally and not jointly represents and warrants to Parent and Sub as follows:

                           (a) (i) such  Holder has the right to vote the Voting
                  Securities,  listed  opposite  the  name  of  such  Holder  on
                  Schedule 1, (ii) such Voting Securities are, except as noted on Schedule 1, the only Equity Securities owned of record or beneficially by such Holder or in which such Holder has any interest or which such Holder has the right to vote, as the case may be, and (iii) such Holder does not have any option or other right to acquire any other Equity Securities;

                           (b) such Holder has the right, power and authority to
                  execute and deliver this Agreement and to perform his obligations hereunder; other than in connection with or in compliance with the disclosure provisions of the Securities Exchange Act of 1934, as amended, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any equivalent state laws the execution, delivery and performance of this Agreement by such Holder will not require the consent of or filing with any other person and will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such Holder is a party or by which such Holder is bound, (ii) any judgment, decree or order applicable to such Holder, or (iii) any law, rule or regulation of any governmental body applicable to such Holder; and, assuming

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                  this  Agreement is the valid and binding  obligation of Parent and  Sub,  this  Agreement  constitutes  a valid  and  binding
                  agreement  on  the  part  of  such  Holder,   enforceable   in
                  accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

                           (d) except as set forth on Schedule 1, none of the Voting Securities are subject to any voting trust or other agreement or arrangement (except as created by this Agreement) with respect to the voting or disposition of the Voting Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or agreements (except for this Agreement) relating to, such Voting Securities;

                           (f) no person is  required  to  withhold  any amounts
                  pursuant to Section 1445 of the Code from any payments of Merger Consideration (as defined in the Merger Agreement) made to a Holder pursuant to the Merger ("1445 Withholding").

         5.       Effect  of   Representations,   Warranties  and  Covenants  of
                  --------------------------------------------------------------
Holders. The  representations,  warranties and covenants of the Holders shall be
-------
several and not joint. The liability of each individual Holder shall extend only to the representations, warranties and covenants of such Holder and not to any representation, warranty or covenant of any other Holder, and each Holder, severally, and not jointly, agrees to indemnify and hold harmless Parent and Sub from and against any liabilities, losses, obligations, costs or expenses
(including reasonable attorneys fees), excluding consequential and punitive damages, which are finally judicially determined to have arisen out of, resulted from or been related to any breach by such Holder of its representations, warranties or covenants.

         6.       Representations,  Warranties  and Covenants of Parent and Sub.
                  -------------------------------------------------------------
Each of Parent and Sub hereby represents and warrants to each Holder that: it is a corporation duly formed under the laws of the state of its incorporation; it has all requisite corporate power and authority to enter into and perform all its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; this Agreement has been duly executed and delivered by it; and this Agreement constitutes a valid and binding agreement on its part, enforceable in accordance with its terms, subject to applicable bankruptcy insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent and Sub shall not make, or permit to be made, any 1445 Withholding.

         7.       Adjustments. In the event of any increase or decrease or other
                  -----------
change  in the  Voting  Securities  by  reason  of  stock  dividends,  split-up,

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recapitalizations,  combinations, exchanges of shares or the like, the number of
Voting Securities subject to this Agreement shall be adjusted appropriately.

         8.       Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed in accordance with the law of the State of New York applicable to agreements entered into and to be performed wholly within such state.

         9.       Further Assurances. Each party hereto shall, to the extent not
                  ------------------
entailing other than de minimis expense, perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement. Without limiting the generality of the foregoing, the Holder, to the extent it "controls" the Company, according to the HSR Act and the rules and regulations promulgated by the Federal Trade Commission to implement the HSR Act, shall, to the extent required by the HSR Act, file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement and shall use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

         10.      Assignment.  This  Agreement  may not be assigned by any party
                  ----------
hereto.

         11.      Remedies.  The parties agree that legal remedies for breach of
                  --------
this Agreement will be inadequate and that this Agreement may be enforced by Parent and Sub by injunctive or other equitable relief.

         12.      Notices.  All  notices  or other  communications  required  or
                  -------
permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given if delivered in person, by confirmed facsimile transmission or by overnight courier service, addressed as follows:

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                                                             Page 16 of 29 Pages



         To Parent or Sub:

                  El Paso Energy Corporation
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Attention:  President
                  Facsimile:  (713) 420-6969

         With a copy to:

                  Fried, Frank, Harris, Shriver
                  & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Gary P. Cooperstein, Esq.
                  Facsimile:  (212) 859-4000

         To each Holder:

         To Holder:

                  c/o Soros Fund Management LLC
                  888 Seventh Avenue
                  New York, New York 10106
                  Attention:  Michael C. Neus, Esq.
                  Facsimile:  (212) 664-0544

         with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Attention:  Patrick J. Dooley, Esq.
                  Facsimile:  (212) 872-1002

         13.      Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the

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parties as  closely  as  possible  in an  acceptable  manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         14.      Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         15.      Binding  Effect;  Benefits.  This Agreement  shall survive the
                  --------------------------
death or incapacity of any Holder and shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         16.      No Agency. Nothing herein shall be deemed create any agency or
                  ---------
partnership relationship between the parties hereto.






















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                                                             Page 18 of 29 Pages


         IN WITNESS WHEREOF, the Holders, Parent and Sub have entered into this Agreement as of the date first written above.


                             EL PASO ENERGY CORPORATION


                             By:  /S/ EL PASO ENERGY CORPORATION
                                  ______________________________________________
                                  Name:
                                  Title:


                             EL PASO ENERGY ACQUISITION CO.


                             By:  /S/ EL PASO ENERGY ACUISITION CO.
                                  ______________________________________________
                                  Name:
                                  Title:


                             HOLDER:

                             SOROS FUND MANAGEMENT LLC


                             By:  /S/ GARY GLADSTEIN
                                  ______________________________________________
                                  Name:  Gary Gladstein
                                  Title: Managing Director










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                                                             Page 19 of 29 Pages



                                   Schedule 1
                                   ----------

Soros Fund Management LLC is investment advisor to Quantum Fund N.V. and Quantum

Partners  LDC,  and as such  exercises  investment  and voting  discretion  with respect to the Voting Securities held by such entities.  Quantum Fund N.V. holds

183,346 Common shares,  and Quantum  Partners LDC holds 1,444,720  Common shares and 3,971,260 $.06 Convertible Voting Preferred Shares.